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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM 8-K
                        --------------------------------


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 9, 2005

                             -----------------------

                                 CRYOLIFE, INC.
             (Exact name of registrant as specified in its charter)
                            -------------------------

                FLORIDA                           1-13165                     59-2417093
     (State or Other Jurisdiction        (Commission File Number)            (IRS Employer
           of Incorporation)                                              Identification No.)

              1655 ROBERTS BOULEVARD, N.W., KENNESAW, GEORGIA 30144
               (Address of principal executive office) (zip code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (770) 419-3355

          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

                            -------------------------

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

See Item 8.01 below for a report as to the issuance of 500,000 shares of CryoLife common stock.

ITEM 8.01  OTHER EVENTS.

On December 9, 2005, the Company made the final $3.75 million payment due pursuant to the previously announced settlement of the securities class action lawsuit. The Company paid the settlement amount with a combination of approximately $1.8 million in cash and 500,000 shares of CryoLife common stock. The shares were issued without registration pursuant to the exemption provided in Section 3(a)(10) of the Securities Act of 1933 ("1933 Act"), because the terms and conditions of the issuance were approved by a court after a hearing on their fairness at which all persons to whom the shares might be issued had the right to appear.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CRYOLIFE, INC.



Date:  December 12, 2005              By:/s/ D.A. Lee
                                         --------------------------------------
                                         Name:  D. Ashley Lee
                                         Title: Executive Vice President, Chief
                                         Operating Officer and Chief Financial
                                         Officer


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